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                                                                   EXHIBIT 10.13

[LOGO OF IBM APPEARS HERE] Subcontractor Agreement
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We welcome you as our subcontractor.

We are committed to providing our customers with the highest quality products and services, and establishing and maintaining their satisfaction. As our subcontractor, we look to you to help us fulfill this commitment.

This IBM Subcontractor Agreement (called the "Agreement") and its applicable Attachments and Transaction Documents are the complete agreement regarding your provision of Services and Deliverables, and replace any prior oral or written communications between us.

By signing below, each of us agrees to the terms of this Agreement. Once signed, 1) any reproduction of this Agreement, an Attachment, or Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Services and Deliverables you provide under this Agreement are subject to it.




Agreed to:                               Agreed to:
International Computex, Inc.             International Business Machines
                                         Corporation


By  /s/ C.J. Giarratana                  By  /s/ Edward J. Huyler
  ---------------------------------      ---------------------------------
       Authorized Signature                     Authorized Signature

Name (type or print): C.J. Giarratana    Name (type or print):
                      President

Date: 9-17-96                            Date: 9/27/96

Subcontractor address:                   IBM Office address:
12801 Reese Blvd. Suite 190              P.O. Box 218
Huntersville, NC 28079                   Bldg #1  Room 638
                                         Dayton, NJ 02210

                                         Attention: Stewart Horton

                                         IBM Subcontractor Agreement number:
                                         M620803

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After signing, please return a copy of this Attachment to the local "IBM Office address" shown above.
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IBM Subcontractor Agreement
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                               Table of Contents


Section     Title                     Page    Section     Title                       Page
  1.   Definitions.......................2      10.  Materials and Inventions............7
  2.   Agreement Structure...............2      11.  Patents and Copyrights..............7
  3.   How We Engage You for a Project...3      12.  Liability...........................7
  4.   Our Relationship..................3      13.  Changes to the Agreement Terms......8
  5.   Personnel.........................5      14.  Termination.........................8
  6.   Compliance with Laws..............5      15.  Waiver of Noncompliance.............8
  7.   Insurance Coverage................5      16.  Electronic Communications...........8
  8.   Prices, Payment, and Taxes........6      17.  Governing Law.......................8
  9.   Warranty..........................6

1.  Definitions

    Deliverable is any item, specified in the Statement of Work that you provide (for example, Equipment, Program Products, or Materials).

    Equipment is a machine, its features, elements, cables, or accessories, or any combination of them. The term "Equipment" includes the documentation required to install, support, use, and maintain the Equipment.

    Materials are work product such as programs, program listings, programming tools, documentation, reports, and drawings. The term "Materials" does not include Program Products, but does include modifications of a Program Product.

    Program Product is your commercially available software product and the documentation required to install, support, use, and maintain it. Our customer is the licensee (and we are not).

    Services are the work you and your personnel perform to complete the scope of work described in a Statement of Work. Deliverables may result from such work.


2.  Agreement Structure

    Attachments

    We may specify terms in addition to those in this Agreement (for example, terms that apply specifically to construction work) in documents called "Attachments", which are also part of this Agreement. Both of us agree to the terms of an Attachment by signing it.

    Transaction Documents

    We will provide to you the appropriate "Transaction Documents" that supply additional information about your provision of Services or Deliverables, and which are also part of this Agreement. The following are examples of Transaction Documents, with examples of the information they may contain:

    1.  Statements of Work (scope of work and payment schedule);

    2.  Change Orders (changes to the Statement of Work); and


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    3.  Exhibit (residency requirements, travel expense guidelines, and sales/use tax registration numbers). You accept the terms in an Exhibit by 1) signing it, 2) performing Services, 3) providing a Deliverable, or
        4) accepting payment from us,

    Conflicting Terms

    If there is a conflict among the terms in the various documents, those of an Attachment prevail over those of this Agreement. The terms of a Transaction Document prevail over those of both of these documents.

3.  How We Engage You for a Project

    This Agreement is not a commitment by us to give you any work. When we wish to engage you as our subcontractor for a specific project, we will issue a Statement of Work, which both of us must sign. You may not begin work until we have specifically authorized you to do so in writing.

    Changes to a Statement of Work

    A Statement of Work may only be modified by a Change Order, which both of us must sign. Any changes to the Statement of Work may affect the estimated schedule, payments, and other terms.

4.  Our Relationship

    Mutual Responsibilities

    Each of us agrees that under this Agreement:

    1. you are an independent contractor. Neither of us is a legal representative or agent of the other, and you and your personnel are not our employees;

    2. the term "personnel" includes your employees, professionals you engage (such as consultants, architects, and engineers), and all of your other subcontractors. You agree that you are responsible for the work performed under this Agreement, whether by you or your personnel;

    3. you are incorporated or organized as a partnership, authorized to do business in the State in which Services or Deliverables are provided;

    4. we will provide your license agreement for each Program Product to our customer. We are not a party to the license agreement and do not assume any obligation for violations of it. We may install and test the Program Product for our customer. For recurring-charge licenses, we will notify you when to begin invoicing our customer. If a Program Product is available under the IBM Cooperative Software Program, the terms of that agreement will control the distribution of that Program Product;

    5. we may independently develop, acquire, and market materials, equipment or programs that may be competitive with (despite any similarity to) those you provide;

    6. each of us is free to enter into similar agreements with others, set its own prices, and conduct its business in whatever way it chooses, provided there is no interference with performing the obligations under this Agreement;

    7. neither of us will offer gifts or gratuities to personnel of the other or members of their families,

    8. neither of us grants the other the right to use its trademarks, trade names, or other designations in any promotion or publication, without prior written consent;

    9. all information exchanged is nonconfidential. If either of us requires the exchange of confidential information. It will be made under a signed confidentiality agreement; and

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10. neither of us will bring a legal action against the other more than two years after the cause of action arose.

Your Other Responsibilities

You agree not to do any of the following:

1. subcontract any of your obligations under this Agreement, without our prior written consent;

2. assign, or otherwise transfer, this Agreement or your rights under it, or delegate your obligations, without our prior written consent. Any attempt to do so is void;

3. assume or create any obligations on our behalf, or make any representations about us, other than those we authorize (in writing);

4.  disclose the terms of this Agreement without our prior written consent, or

5. conduct your business in a way (for example, failure to maintain the highest quality professionalism) that adversely affects our reputation or goodwill.

You agree to:

1. perform Services and provide Deliverables as specified in the Statement of Work, and according to their schedule (if any). You also agree to have a process-driven approach to your work efforts that is repeatable and measurable. On our request, you agree to review the approach with us;

2. ensure that Equipment is certified to the applicable national standards by a nationally recognized testing laboratory, such as the Underwriters Laboratory (UL);

3. transfer title to Equipment to our customer (and not to us). You are responsible for risk of loss for a Deliverable until it is delivered to us or our customer;

4. comply with all requirements issued by us (such as those regarding hazardous materials, safety, and your performance of work on our premises). You also agree to dispose of all chemicals and other toxic materials or substances according to all applicable laws and regulations;

5. not interfere with our customer's business operations while performing under this Agreement;

6. use information connected with this Agreement only in support of your work under it;

7. provide us with relevant financial Information about your business enterprise on request;

8. maintain records according to generally-accepted accounting principles to support your invoices to us. You agree to retain such records for three years following the end of the related Statement of Work. You also agree, upon our request to provide us with relevant records, including proof of required licenses and permits. We have the right to inspect them and audit your compliance with this Agreement on your premises during normal business hours. We also have the right to reproduce such records and retain the copies. We may use an independent auditor;

9. refund amounts we paid to you (including licenses fees) for Equipment or Program Products, if we refund amounts our customer paid us for them (for example, when they are returned); and

10. meet customer satisfaction requirements (if any) specified in a Statement of Work. You also agree, upon request, to 1) review with us your process for assessing customer satisfaction and 2) participate in customer satisfaction programs.


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5.   Personnel

     Each of us will authorize a person to represent us in all matters concerning this Agreement. These representatives will be available throughout the term of this Agreement. Each of us will 1) address all notices to the other's representative and 2) promptly notify the other in writing if this person is replaced.

     You agree to:

     1.   ensure that your personnel are adequately trained;

     2. have agreements with your personnel to enable you to meet your obligations under this Agreement. You agree to ensure that such personnel are licensed under all applicable laws and regulations;

     3. be responsible for the supervision, control, compensation, and health and safety of your personnel;

     4. for your personnel who perform work on our premises, provide us advance written notice regarding those you plan to assign. You also agree to promptly notify us of personnel you plan to remove; and

     5. inform us if you plan to assign a former employee of ours to perform under this Agreement. We reserve the right not to approve such assignment.

6.   Compliance with Laws

     You agree to comply, and assist us in complying, with all applicable 1) Federal, State, and local laws and regulations (such as those regarding FCC Class A or B certification for Equipment, and environmental protection) and
     2) building codes, ordinances, and standards (such as those issued by utility companies and public authorities). Upon our request, you agree to provide us with appropriate Equipment safety and certification documentation.

     In particular, you agree to comply (unless you are exempted) with 1) Executive Order 11246 (Equal Employment Opportunity) and 2) the Occupational Safety and Health Act of 1970.

     You agree to promptly notify us in writing, of any chaRge of noncompliance filed against you.

     Federal Reporting Requirements

     To comply with Federal law, you agree not to employ or compensate any individuals to perform activities under this Agreement (without our prior written approval) who were, within the last two years:

     1.   members of the armed forces in a pay grade of C-4 or higher, or

     2. civilians employed by the Department of Defense with a pay rate equal to, or greater than, the minimum rate for a grade CS-13.

     You agree to provide us with any information that we need to comply with this law.

7.   Insurance Coverage

     You agree to maintain during the term of this Agreement, and at your expense.

     1. Workers' Compensation insurance, as required by law, including employer's liability insurance with a minimum limit of $100,000 per occurrence;

     2. general liability insurance, covering bodily injury (including death) and property damage, arising out of acts or omissions by you or your personnel. The minimum limit is $1,000,000 per occurrence; and

     3. automobile insurance, covering bodily injury (including death) and property damage. The minimum limit is $1,000,000 per occurrence.



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    We may require other types of insurance (for example, property coverage). If so, we will specify the type and minimum limits.

    You agree to 1) name us as an additional insured on each Insurance policy and 2) provide that the insurer gives us one month's written notice of any change in, or cancellation of the insurance. Upon our request, you will provide us insurance certificates reflecting the above.

8.  Prices, Payment and Taxes

    You agree not to charge higher prices to us than those you charge to others who are similarly situated. You agree to give us the benefit of any price decrease for 1) Equipment and Program Products not yet installed and 2) recurring-charge licenses, from the date a price decrease becomes effective.

    We will pay you the price specified in the Statement of Work. That price will include all applicable taxes, but not those based on your net income. We will also reimburse you for expenses (such as those for travel), provided you have obtained our prior written approval and adhered to our guidelines. You are not eligible for payment under this Agreement when we approve you as an IBM Business Partner and those activities duplicate any of your subcontractor activities. We may withhold payment if 1) we find the Services of Deliverables to be unsatisfactory or 2) you otherwise fail to comply with the terms of this Agreement.

    As a reseller of Equipment, Program Products, and some services (for example, Multiple Vendor Services), we are not required to pay, and you agree not to charge us taxes for those items. Upon your request, we will provide supporting documentation.

    You agree to pay all transportation charges required for the shipment of Equipment and Program Products (if applicable) to the location we specify.

    You agree to submit invoices within one month following completion of the work specified in the Statement of Work. We will pay you following our receipt of an acceptable invoice and supporting documentation (such as itemized list of reimbursable expenses).

9.  Warranty

    You warrant that:

    1.  Services are performed

        a.  in a skillful, competent, and workmanlike manner,

        b.  according to the description in the Statement of Work, and

        c. to meet any specific conditions (called "Completion Criteria") identified in the Statement of Work:

    2. Equipment conforms to its specifications, and is free from defects in materials and workmanship; and

    3.  each Program Product and Material conforms to its specifications.

    You agree that for each Deliverable, the above warranties will be in effect for a period of one year from its date of installation or acceptance (for example, acceptance of an architectural drawing). If Services or Deliverables do not comply with their warranties, you agree to correct the deficiency without charge and in a timely manner. You agree that we may pass your standard warranty for a Deliverable through to our customer who may deal directly with you. If there is a conflict between the above warranties and your standard warranty, the more favorable warranty applies. You agree to offer an optional post-warranty maintenance service for Equipment or to cooperate with us on arrangements for such service.

    In addition, you warrant that:

    1. each Deliverable does not violate anyone's intellectual property or other rights;

    2. you have the right to license each Program Product or Material, or to grant us the rights in it; and

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     3.  you have tested each Program Product or Material for harmful code and removed any such code.


10.  Materials and Inventions

     All Materials you create under this Agreement are Works Made for Hire. If any of the Materials do not qualify as Works Made for Hire, you hereby assign to us all right, title, and interest (including ownership of copyright) in such Materials. Such assignment allows us to obtain in our name, copyrights, registrations, and similar protections, which may be available in the Materials. You agree to assist us, if required, to perfect these rights. You will provide us with at least one copy of such Materials.

     If any preexisting materials are contained in the Materials you provide to us, you grant us 1) an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, distribute (internally and externally) copies of, and prepare derivative works based on, such materials and 2) the right to authorize others to do any of the former.

     Inventions

     An "Invention" is any idea, concept, design, technique, invention, discovery, or improvement, whether or not patentable, that any of your personnel first conceives or reduces to practice while performing under this Agreement and for which a patent application is filed.

     You grant us 1) an Irrevocable, nonexclusive, worldwide, paid-up license (under any patent covering an invention) to make, have made, use, lease, sell or otherwise transfer, any apparatus, and to practice any method, covered by an invention and 2) the right to authorize others to do any of the former.


11.  Patents and Copyrights

     You will indemnify us for all damages, liabilities, losses, and expenses arising out of any claim that a Deliverable infringes a patent or copyright. If such a claim is made, or appears likely to be made, you agree to enable our and our customer's continued exercise of all rights granted in the Deliverable, or modify or replace it. If we determine that none of these alternatives is reasonably available, the Deliverable will be returned to you. In addition to your obligation to indemnify us, you agree to refund the money we paid you for it.


12.  Liability

     Under no circumstances are we liable for economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility.

     You are responsible for:

     1. obligations referred to in the patent and copyright terms described above. You are also responsible for any damages associated with the infringement or violation of our intellectual property rights by you or your personnel;

     2. bodily injury (including death), and damages to real property and tangible personal property, arising out of your or your personnel's performance under this Agreement; and

     3. any other actual loss or damage, including any reprocurement costs we incur associated with your breach of this Agreement.

     Except for the obligations stated above, under no circumstances are you liable for economic consequential damages (including lost profits or savings) or incidental damages, even if you are informed of their possibility.

     You will indemnify us for claims by others made against us arising out of your performance under this Agreement or as a result of your relations with anyone else.

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13.  Changes to the Agreement Terms

     In order to maintain flexibility in our relationship, we may change the terms of this Agreement by giving you one month's written notice. However, these changes are not retroactive. They apply, as of the effective date we specify in the notice, only to Statements of Work that are 1) signed on or after the date of the notice and 2) for on-going transactions (such as Multiple Vendor Services).


14.  Termination

     We may terminate a Statement of Work with or without cause, on written notice. Upon receipt of such notice, you agree to stop work immediately. You agree to make available to us all Deliverables, including work-in-progress(such as notes, drafts, and sketches). We will pay you for all Services and Deliverables we accept. Such payment constitutes our entire liability to you.


     Otherwise, a Statement of Work terminates when your obligations under it are met.

     You may terminate this Agreement effective upon the termination or completion of all Statements of Work under it.

     Any terms of this Agreement, which by their nature extend beyond its termination, remain in effect until fulfilled, and apply to respective successors and assignees.


15.  Waiver of Noncompliance

     Failure by us to insist on strict performance or to exercise a right when entitled, does not prevent us from doing so at a later time, either in relation to that act or any subsequent one.


16.  Electronic Communications

     Each of us may communicate with the other by electronic means. Each of us agrees to the following for all electronic communications:

     1. an identification code (called a "USERID") contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity;

     2.  an electronic document that contains a USERID is a signed writing; and

     3. an electronic document or any computer printout of it, is an original when maintained in the normal course of business.

17.  Governing Law

     The laws of the State of New York govern this Agreement.

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